UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 9, 2011, the Organization & Compensation Committee (the “Compensation Committee”), approved the following : (i) cash incentive awards to its named executive officers and other key employees for fiscal 2010 (ii) base salaries and incentive targets for its named executive officers; (iii) fiscal 2011 annual cash incentive plan metrics; (iv) metrics for the 2011 Long-Term Incentive Program (the “2011 LTIP”) for eligible employees of the Company including the named executive officers; and (v) extension of relocation benefits to Scott J. Seymour, the Company’s CEO, to twenty-four months from his employment start date.

The table below summarizes the Compensation Committee February 9, 2011 actions for the Company’s named executive officers.

Named Executive Officer	Title	2010 Incentive Award	2011 Annual Base Salary	2011 Incentive Target
Scott J. Seymour	President and Chief Executive Officer, and President of Aerojet-General Corporation	$845,625	$550,000	125%
Kathleen E. Redd	Vice President, Chief Financial Officer and Secretary	$206,640	$351,120	50%
Chris W. Conley	Vice President, Environmental, Health and Safety	$136,064	$232,210	45%
Robert E. Shenton	Vice President, Sustainable Operations	$156,587	$263,118	45%

The annual cash incentive program is intended to provide a competitive level of compensation when specific individual and/or business performance objectives are achieved.   The 2010 incentive awards were based on an assessment of actual performance against pre-established Company and business segment performance objectives specified in the Company’s 2010 annual cash incentive plan. The performance objectives as outlined in the 2010 annual cash incentive plan included contract profit, cash flow, adjusted earnings before interest and taxes, awards and personal factors, as defined therein, each of which were weighted differently.

The performance objectives for the 2011 incentive targets are contract profit, cash flow, awards, non-financial metrics, and personal factors, as defined therein, each of which is weighted differently.  The Compensation Committee has discretion to adjust these payments.  With input from the Company, incentives are paid based upon the Compensation Committee’s assessment of both individual and Company-wide actual performance against these established performance objectives.  The potential payouts range from 0% to 185% of an individual’s target incentive.  Target incentives represent a percentage of an eligible participant’s base salary.

The Company uses long-term incentive compensation to focus on the importance of returns to shareholders, promote the achievement of long-term performance goals, encourage executive retention, and promote higher levels of Company stock ownership by executives. The 2011 LTIP  approved metrics based on fiscal 2013 targets are as follows: (i) sales; (ii) earnings before interest, taxes, depreciation, amortization, and retirement benefit expenses; (iii) capital turnover ratio; and (iv) the economic value added performance target.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Addendum dated as of February 10, 2011 to the Employment Agreement, dated as of January 6, 2010, by and between GenCorp Inc. and Scott Seymour

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2011	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Addendum dated as of February 10, 2011 to the Employment Agreement, dated as of January 6, 2010, by and between GenCorp Inc. and Scott Seymour